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                                                                     EXHIBIT 4.2



                          TRANSKARYOTIC THERAPIES, INC.



                          AMENDED AND RESTATED BY-LAWS



                                    ARTICLE I



                                    OFFICERS



         Transkaryotic Therapies, Inc. (the "Corporation") shall maintain a registered office in the State of Delaware. The Corporation may also have other offices at such other places either within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the

Corporation may require.



                                   ARTICLE II



                                  STOCKHOLDERS



         Section 1. Annual Meeting: The annual meeting of Stockholders for the election of Directors and the transaction of any other business as may properly come before such meeting shall be held on the first Monday in June of each year,

or as soon after such date as may be practicable, in such City and State and at such time and place as may be designated by the Board of Directors, and set forth in the notice of such meeting. If said day be a legal holiday, said meeting shall be held on the next succeeding business day. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.



         Section 2. Special Meetings: Special meetings of the Stockholders for any purpose may be called at any time by the Board of Directors, the Chairman of the Board, or if no Chairman has been elected, by the President and Chief

Executive Officer, and shall be called by the Chairman of the Board or, if none,

by the President and Chief Executive Officer at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. Special meetings shall be held at such place or places within or without the State of

Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.



         Section 3. Notice of Meetings: Written notice of the date, time and place of any Stockholders' meeting, whether annual or special, shall be given to each Stockholder entitled to vote thereat, by mailing the same to him at his address as the same appears upon the records or the Corporation not less than ten (10) nor more than sixty (60) days prior to the date of such meeting. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

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         Section 4. Waiver of Notice: Notice of meeting need not be given to any

Stockholder who submits a signed waiver of notice, in person or by proxy,

whether before or after the meeting. The attendance of any Stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.



         Section 5. Quorum: Any number of Stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or by proxy at any meeting duly called, shall constitute a quorum for all purposes except as may otherwise be provided by law.



         Section 6. Adjournment of Meetings: If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the Stockholders present or by proxy and entitled to vote thereat, without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the Stockholders present in person or by proxy and entitled to vote thereat. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.



         Section 7. Voting: Each Stockholder entitled to vote at any meeting may vote either in person or by proxy, duly appointed by instrument in writing subscribed by such Stockholder and bearing a date not more than eleven months prior to said meeting, unless said proxy provides for a longer period. The holders of Common Stock shall be entitled to one vote in respect of each share held on all matters submitted to a vote of shareholders. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the Stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-laws. Any election by

Stockholders shall be determined by a plurality of the votes cast by the

Stockholders entitled to vote at the election.



         Section 8. Nomination of Directors: Only persons who are nominated in accordance with the following procedures shall be eligible for election as

Directors. Nomination for election to the Board of Directors of the Corporation at a meeting of Stockholders may be made by the Board of Directors or by any

Stockholder of the Corporation entitled to vote for the election of Directors at such meeting who complies with the notice procedures set forth in this Section

8. Such nominations, other than those made by or on behalf of the Board of

Directors, shall be made by notice in writing delivered to mailed by first class

United States mail, postage prepaid, to the Secretary, and received not less than 60 days nor more than 90 days prior to such meeting; provided, however,

that if less than 70 days' notice or prior public disclosure of the date of the meeting is given to Stockholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business of the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever



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occurs first. Such notice shall set forth (a) as to each proposed nominee (i)

the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii)

the number of shares of stock of the Corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation

14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serve as a Director if elected); and (b) as to the Stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such Stockholder and (ii)

the class and number of shares of the Corporation which are beneficially owned by such Stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the

Corporation.



         The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.



         Section 9. Notice of Business at Annual Meetings: At an annual meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b)

otherwise properly brought before the meeting by or at the direction of the

Board of Directors, or (c) otherwise properly brought before an annual meeting by a Stockholder. For business to be properly brought before an annual meeting by a Stockholder, if such business relates to the election of Directors of the

Corporation, the procedures in Section 8 must be complied with. If such business relates to any other matter, the Stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the

Corporation not less than 60 days nor more than 90 days prior to the meeting;

provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Stockholders,

notice by the Stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. A Stockholder's notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the Stockholder, and (d) any material interest of the

Stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 9 and except that any

Stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the Corporation's proxy statement for an



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annual meeting of Stockholders shall be deemed to comply with the requirements of this Section 9.



         The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 9, and if he should so determine, the chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.



         Section 10. Action Without Meeting: Unless otherwise provided in the

Certificate of Incorporation, any action required or permitted to be taken by

Stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the

Corporation by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt requested, to its principal place of business or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Each such written consent shall bear the date of signature of each Stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a number of Stockholders sufficient to take such action are delivered to the Corporation in the manner specified in this paragraph within sixty days of the earliest dated consent so delivered.



         If action is taken by consent of Stockholders and in accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such consent.



         If action is taken by less than unanimous consent of Stockholders,

prompt notice of the taking of such action without a meeting shall be given to those who have not consented in writing and a certificate signed and attested to by the Secretary of the Corporation that such notice was given shall be filed with the records of the meetings of stockholders.



         In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the General

Corporation Law of the State of Delaware, if such action had been voted upon by the Stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning a vote of Stockholders, that written consent has been given under

Section 228 of said General Corporation Law and that written notice has been given as provided in such Section 228.



         Notwithstanding the foregoing, if at any time the Corporation shall have a class of stock registered pursuant to the provisions of the Securities

Exchange Act of 1934, as amended, for so long as such class is registered, any action by the Stockholders of such class must be taken at an annual or special meeting of Stockholders and may not be taken by written consent.





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         Section 11. Organization. The Chairman of the Board, or in his absence the Vice Chairman of the Board designated by the Chairman of the Board, or the

President, in the order named, shall call meetings of the Stockholder to order,

and shall act as chairman of such meeting; provided, however, that the Board of

Directors may appoint any Stockholder to act as chairman of any meeting in the absence of the Chairman of the Board. The Secretary of the Corporation shall act as secretary at all meetings of the Stockholders; but in the absence of the

Secretary at any meeting of the Stockholders, the presiding officer may appoint any person to act as secretary of the meeting.



                                   ARTICLE III



                                    DIRECTORS



         Section 1. Number and Qualifications: The Board of Directors shall consist of not less than three (3) nor more than seven (7) Directors. The

Directors need not be Stockholders.



         Section 2. Responsibilities: The general management of the affairs of the Corporation shall be vested in the Board of Directors, which may delegate to

Officers, employees and to committees of Directors such powers and duties as it may from time to time see fit, subject to the limitations hereinafter set forth,

and except as may otherwise be provided by law.



         Section 3. Election and Term of Office: The Directors shall be elected by the Stockholders at the annual meeting of Stockholders. If the election of

Directors shall not be held on the day designated by the By-laws, the Directors shall cause the same to be held as soon thereafter as may be convenient. The

Directors chosen at any annual meeting shall hold office except as hereinafter provided, until the next annual election and until the election and qualification of their successors.



         Section 4. Removal and Resignation of Directors: Any Director may be

removed from the Board of Directors, only for cause, by the holders of two-thirds of the shares of outstanding stock entitled to vote at any special meeting of the Stockholders called for that purpose, and the office of such

Director shall forthwith become vacant. Any Director may resign at any time.

Such resignation shall take effect at the time specified therein, and if no time be specified at the time of its receipt by the Chairman of the Board or if no

Chairman has been elected, by the President and Chief Executive Officer, or by the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.



         Section 5. Filling of Vacancies: Any vacancy among the Directors,

occurring from any cause whatsoever, may be filled by a majority of the remaining Directors, though less than a quorum, provided, however, that the

Stockholders removing any Director may at the same meeting fill the vacancy caused by such removal, and provided further, that if the Directors fail to fill any such vacancy, the Stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of Directors,

the additional Directors may be elected by the Directors in office prior to such increase. Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until the election and qualification of his successor.



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         Section 6. Regular Meetings: The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the Stockholders, provided a quorum is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.





         Section 7. Special Meetings: Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, if any, or by the President and Chief Executive Officer.



         Section 8. Notice and Place of Meetings: Regular meetings of the Board of Directors may be held without notice at such time and place as shall be designated by resolution of the Board of Directors. Notice shall be required,

however, for special meetings. Notice of any special meeting shall be sufficiently given if mailed to each Director at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by telegraph or cable, or delivered personally or by telephone not later than 24 hours prior to the time at which the meeting is to be held. No notice of the annual meeting shall be required if held immediately after the annual meeting or the Stockholders and if a quorum is present. Notice of a meeting need not be given to any Director who submits a signed waiver of notice before or after the meeting, nor to any Director who attends the meeting without protesting the lack of notice prior thereto or at its commencement.



         Section 9. Business Transacted at Meetings: Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not,

unless special notice of such business or proposed action shall be required by law.



         Section 10. Quorum: A majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, unless otherwise provided by law, the Certificate of Incorporation or these By-laws. If a quorum is not present at a meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting to such time and place as they may determine without notice other than announcement at the meeting until enough Directors to constitute a quorum shall attend. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any Directors.



         Section 11. Action Without a Meeting: Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.



         Section 12. Participation by Telephone: Any one or more members of the

Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in



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the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.



         Section 13. Compensation: The Board of Directors may establish by resolution reasonable compensation of all Directors for services to the

Corporation as Directors, including a fixed fee, if any, incurred in attending each meeting. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity, as an Officer, agent or otherwise, and receiving compensation therefor.



                                   ARTICLE IV



                                   COMMITTEES



         Section 1. Executive Committee: The Board of Directors, by resolution passed by a majority of the entire Board, may designate three (3) or more

Directors to constitute an Executive Committee to hold office at the pleasure of the Board, which Committee shall, during the intervals between meetings of the

Board of Directors, have and exercise all of the powers of the Board of

Directors in the management of the business and affairs of the Corporation,

Subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the Delaware General Corporation

Law, and shall have power to authorize the seal of the Corporation to be affixed to all instruments which may require it. Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board of Directors. Any person ceasing to be a Director shall ipso facto cease to be a member of the Executive Committee. Any vacancy in the

Executive Committee occurring from any cause whatsoever may be filled from among the Directors by a resolution of a majority of the entire Board of Directors.



         Section 2. Other Committees: Other committees whose members are to be

Directors, may be appointed by the Board of Directors, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the committee appointing them. Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the committee appointing such committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the committee appointing such committee.



         Section 3. Resignation: Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, if any, the President and Chief Executive Officer

or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.



         Section 4. Quorum: A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee.

The members of a committee shall act only as a committee, and the individual members thereof shall have no powers as such.





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         Section 5. Record of Proceedings: Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.



         Section 6. Organization, Meetings, Notices: A committee may hold its meetings at the principal office of the Corporation, or at any other place upon which a majority of the committee may at any time agree. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings, Unless otherwise ordered by the Executive Committees any notice of a meeting of such committee may be given by the Secretary or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least five (5) days before the day on which the meeting is to be held, or if sent to him at such place by telecopy, telegraph or cable, or delivered personally or by telephone not later than 24 hours prior to the time at which the meeting is to be held.



         Section 7. Compensation: The members of any committee shall be entitled to such compensation as may be established by resolution of the Board of

Directors.



                                    ARTICLE V



                                    OFFICERS



         Section l. Number: The Officers of the Corporation shall be a President and Chief Executive Officer, a Secretary and a Treasurer, and such Vice

Presidents and other Officers as may be appointed in accordance with the provisions of Section 3 of this Article V. The Board of Directors, in its discretion, may also elect a Chairman of the Board of Directors.



         Section 2. Election, Term of Office and Qualifications: The Officers,

except as provided in Section 3 of this Article V, shall be chosen annually by the Board of Directors. Each such Officer shall, except as herein otherwise provided, hold office until the selection and qualification of his successor.

Any two or more offices may be held by the same person, except the offices of

President and Chief Executive Officer and Secretary.



         Section 3. Other Officers: Other Officers, including, without limitation, one or more Vice Presidents, Assistant Secretaries and Assistant

Treasurers, may from time to time be appointed by the Board of Directors, which other Officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the Officer or committee appointing them.

All such Officers shall be corporate officers of the Corporation with the power to hind the Corporation by acts within the scope or their authority.



         Section 4. Removal of Officers: Any Officer of the Corporation may be

removed from office, with or without cause, by a vote of a majority of the Board of Directors.



         Section 5. Resignation: Any Officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, if any, the President and



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Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.



         Section 6. Filling of Vacancies: A vacancy in any office shall be filled by the Board of Directors.



         Section 7. Compensation: The compensation of the Officers shall be fixed by the Board of Directors, or by any committee upon whom such power may be conferred by the Board of Directors.



         Section 8. Chairman of the Board of Directors: The Chairman of the

Board of Directors, if one is elected, shall be a Director and shall preside at all meetings of the Board of Directors and of the Stockholders at which he shall be present. He shall have power to call special meetings of the Stockholders or of the Board of Directors or of the Executive Committee at any time and shall have such power and perform such other duties as may from time to time be assigned to him by the Board of Directors.



         Section 9. President and Chief Executive Officer: The President and

Chief Executive Officer shall have responsibility for the general direction of the business affairs and property of the Corporation, and of its several

Officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President and Chief Executive Officer. He shall have responsibility for the day-to-day affairs of the Corporation, subject to the control of the Board of Directors. He shall perform such duties as may be assigned to him from time to time by the Board of Directors and shall, in the absence of the Chairman of the Board, perform and carry out the functions of the

Chairman of the Board.



         Section 10. Secretary: The Secretary shall attend all meetings of the

Board of Directors and of the Stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any Committee appointed by the Board. He shall give or cause to be given notice of all meetings of Stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the

Board of Directors. He shall keep in safe custody the seal of the Corporation and affix it to any instrument when so authorized by the Board of Directors.



         Section 11. Treasurer: The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of

Directors. He shall disburse the funds of the Corporation as may he ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Chief Executive Officer and Directors at the regular meetings of the Board, or whenever they may require, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He may be required to give bond for the faithful discharge of his duties.







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                                   ARTICLE VI



                                  CAPITAL STOCK



         Section 1. Issue of Certificates of Stock: Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, and shall be signed by the

Chairman of the Board of Directors, the President and Chief Executive Officer or

any Vice President, and by the Treasurer or any Assistant Treasurer or the

Secretary or any Assistant Secretary, and the seal of the Corporation or a facsimile thereof shall be impressed, affixed or reproduced thereon. In case any

Officer or Officers who shall have signed any such certificate or certificates shall cease to be such Officer or Officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates have not ceased to be such Officer or Officers of the Corporation.



         Section 2. Registration and Transfer of Shares: The name of each person owning a share of the capital stock or the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment of power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer. The Board of

Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock.



         Section 3. Lost, Destroyed and Mutilated Certificates: The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the Certificates therefor. The

Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed. The

Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding trouble the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Delaware.







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                                   ARTICLE VII



                              DIVIDENDS AND SURPLUS



         Section 1. General Discretion of Directors: The Board of Directors

shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of

Incorporation, to determine whether any part of the surplus or net profits of the Corporation shall be declared in dividends and paid to the Stockholders, and to fix the date or dates for the payment of dividends.



                                  ARTICLE VIII



                            MISCELLANEOUS PROVISIONS



         Section l. Fiscal Year: The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December.



         Section 2. Corporate Seal: The corporate seal shall be in such form as approved by the Board of Directors and may be altered at its pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed,

affixed or reproduced by the Secretary or Assistant Secretary of the

Corporation.



         Section 3. Notices: Except as otherwise expressly provided, any notice required by these By-laws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed wrapper with first class postage prepaid thereon and addresses to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by telecopying, telegraphing or cabling the same to such person at such address;

and such notice shall be deemed to be given at the time it was mailed,

telecopied, telegraphed or cabled.



         Section 4. Waiver it Notice: Any Stockholder or Director may at any

time, by writing or by telecopy, telegraph or cable, waive any notice required to be given under these By-laws, and if any Stockholder or Director shall be present at any meeting his presence shall constitute a waiver of such notice.



         Section 5. Contracts, Checks, Drafts: The Board of Directors, except as may otherwise be required by law, may authorize any Officer or Officers, agent or agents, in the name of and on behalf of the Corporation to enter into any contract or execute or deliver any instrument. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers,

agent or agents of the Corporation, and in such manner, as shall be designated from time to time by resolution of the Board of Directors.



         Section 6. Deposits: All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositaries as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any Officer of the Corporation,

or by
such agents of the Corporation as the Board of Directors, the Chairman of the

Board, if any, or the President and a Chief Executive Officer may authorize for that purpose.



         Section 7. Voting Stock of Other Corporations: Except as otherwise ordered by the Board of Directors or the Executive Committee, the Chairman of

the Board, if any, or the President and Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the

Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the

Chairman of the Board, if any, or the President and Chief Executive Officer or

the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present.

The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.



         Section 8. Indemnification of Officers and Directors: The Corporation

shall indemnify any and all of its Directors or Officers, who shall serve as an

Officer or Director of this Corporation or of any other corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.



                                   ARTICLE IX



                                   AMENDMENTS



         Section 1. By the Board of Directors: These By-laws may be altered,

amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the Directors present at any regular or special meeting of the Board of Directors at which a quorum is present.



         Section 2. By the Stockholders: Except as otherwise provided in Section

3, these Bylaws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular or special meeting of Stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated

in the notice of such regular or special meeting.



         Section 3. Certain Provisions: Notwithstanding any other provision of law, the Certificate of Incorporation or these By-laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with

Sections 2, 7, 8, 9, 10 and 11 of Article II, Article III or Article IX of these

By-laws.



Dated:  September 25, 1996.

                               AMENDMENT NO. 1 TO



          TRANSKARYOTIC THERAPIES, INC.'S AMENDED AND RESTATED BY-LAWS



Section 1 of Article III of Transkaryotic Therapies, Inc.'s Amended and Restated

By-Laws be and hereby is deleted in its entirety and the following is inserted in lieu thereof:



                    "Section 1. Number and Qualifications: The number of

                    directors which shall constitute the whole Board of

                    Directors shall be determined by resolution of the Board of

                    Directors, but in no event shall be less than three (3) or more than seven (7). The number of directors may be

                    increased at any time and from time to time by a majority of the directors then in office. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate

                    vacancies existing by reason of death, resignation, removal or expiration of the term of one or more directors.

                    Directors need not be stockholders of the Corporation."

                          TRANSKARYOTIC THERAPIES, INC.

                 AMENDMENT NO. 2 TO AMENDED AND RESTATED BY-LAWS



Pursuant to Section 109 of the Delaware Corporate Law, Article II, Section 2 of the Corporation's Amended and Restated By-Laws is hereby amended and restated in its entirety as follows:

               "SPECIAL MEETINGS. Special meetings of the Stockholders for any purpose may be called at any time by the Board of Directors, the Chairman of the Board, or if no Chairman has been elected, by the President and Chief Executive Officer, and shall be called by the Chairman of the Board or, if none, by the President and Chief Executive Officer at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. Following receipt of a request by any stockholder or stockholders entitled to call a special meeting pursuant to this Section 2, the Chairman of the Board or, if none, the President and Chief Executive Officer shall determine a date and time for the requested meeting, which date shall not be less than 60 days nor more than 90 days after receipt of such request, and the Board of Directors shall establish a record date for the determination of stockholders entitled to vote at such meeting. Following such determination and establishment, it shall be the duty of the Secretary, or if the Secretary be unable or unwilling, an Assistant Secretary, to cause notice of the special meeting to be given in accordance with Section 3 of this Article II. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting."